                                                                  EXHIBIT (c)(7)
                              TOKHEIM CORPORATION

                           Junior Subordinated Notes

                                   INDENTURE

                        Dated as of September 30, 1998

                        HARRIS TRUST AND SAVINGS BANK,

                                    Trustee

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE........................  1

     SECTION 1.01.  Definitions..............................................  1

     SECTION 1.02.  Other Definitions........................................ 12

     SECTION 1.03.  Incorporation by Reference of Trust Indenture Act........ 13

     SECTION 1.04.  Rules of Construction.................................... 13

ARTICLE II  THE JUNIOR SUBORDINATED NOTES.................................... 13

     SECTION 2.01.  Form and Dating; Issuance................................ 13

     SECTION 2.02.  Execution and Authentication............................. 14

     SECTION 2.03.  Registrar and Paying Agent............................... 15

     SECTION 2.04.  Paying Agent To Hold Money in Trust...................... 15

     SECTION 2.05.  Junior Subordinated Noteholder Lists..................... 16

     SECTION 2.06.  Registration of Transfer and Exchange.................... 16

     SECTION 2.07.  Replacement Junior Subordinated Notes.................... 17

     SECTION 2.08.  Outstanding Junior Subordinated Notes.................... 17

     SECTION 2.09.  Temporary Junior Subordinated Notes...................... 18

     SECTION 2.10.  Cancellation............................................. 18

     SECTION 2.11.  Defaulted Interest....................................... 18

     SECTION 2.12.  CUSIP Numbers............................................ 19

     SECTION 2.13.  Book-Entry Provisions for Global
                    Junior Subordinated Notes................................ 19

     SECTION 2.14.  Special Transfer Provisions.............................. 20

ARTICLE III  REDEMPTION...................................................... 20

     SECTION 3.01.  Notices to Trustee....................................... 20

     SECTION 3.02.  Selection................................................ 21

     SECTION 3.03.  Notice................................................... 21
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     SECTION 3.04.  Effect of Notice of Redemption.......................... 22

     SECTION 3.05.  Deposit of Redemption Price............................. 22

     SECTION 3.06.  Junior Subordinated Notes Redeemed in Part.............. 22

     SECTION 3.07.  Optional Redemption..................................... 22

ARTICLE IV  COVENANTS....................................................... 23

     SECTION 4.01.  Payment of Junior Subordinated Notes.................... 23

     SECTION 4.02.  Reports................................................. 23

     SECTION 4.03.  Restricted Payments..................................... 23

     SECTION 4.04.  Dividend and Other Payment Restrictions Affecting
                    Subsidiaries............................................ 24

     SECTION 4.05.  Transactions with Affiliates............................ 25

     SECTION 4.06.  Change of Control....................................... 26

     SECTION 4.07.  Compliance Certificate.................................. 28

     SECTION 4.08.  Additional Subsidiary Guarantees........................ 28

ARTICLE V  SUCCESSOR COMPANY................................................ 29

     SECTION 5.01.  Merger, Consolidation or Sale of All or
                    Substantially All Assets of the Company................. 29

     SECTION 5.02.  Merger, Consolidation or Sale of All or
                    Substantially All Assets of a Guarantor................. 30

ARTICLE VI  DEFAULTS AND REMEDIES........................................... 30

     SECTION 6.01.  Events of Default and Remedies.......................... 30

     SECTION 6.02.  Acceleration............................................ 32

     SECTION 6.03.  Other Remedies.......................................... 32

     SECTION 6.04.  Waiver of Past Defaults................................. 33

     SECTION 6.05.  Control by Majority..................................... 33

     SECTION 6.06.  Limitation on Suits..................................... 33

     SECTION 6.07.  Rights of Holders to Receive Payment.................... 34

     SECTION 6.08.  Collection Suit by Trustee.............................. 34
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     SECTION 6.09.  Trustee May File Proofs of Claim........................ 34

     SECTION 6.10.  Priorities.............................................. 34

     SECTION 6.11.  Undertaking for Costs................................... 35

     SECTION 6.12.  Waiver of Stay or Extension Laws........................ 35

ARTICLE VII  THE TRUSTEE.................................................... 35

     SECTION 7.01.  Duties of Trustee....................................... 35

     SECTION 7.02.  Rights of Trustee....................................... 36

     SECTION 7.03.  Individual Rights of Trustee............................ 37

     SECTION 7.04.  Trustee's Disclaimer.................................... 37

     SECTION 7.05.  Notice of Defaults...................................... 37

     SECTION 7.06.  Reports by Trustee to Holders........................... 38

     SECTION 7.07.  Compensation and Indemnity.............................. 38

     SECTION 7.08.  Replacement of Trustee.................................. 39

     SECTION 7.09.  Successor Trustee by Merger............................. 40

     SECTION 7.10.  Eligibility; Disqualification........................... 40

     SECTION 7.11.  Preferential Collection of Claims Against Company....... 40

ARTICLE VIII  DISCHARGE OF INDENTURE; DEFEASANCE............................ 41

     SECTION 8.01.  Legal Defeasance and Covenant Defeasance................ 41

     SECTION 8.02.  Conditions to Legal or Covenant Defeasance.............. 42

     SECTION 8.03.  Deposited Money and Government Junior
                    Subordinated Notes to be Held in Trust;
                    Other Miscellaneous Provisions.......................... 43

     SECTION 8.04.  Repayment to Company.................................... 43

     SECTION 8.05.  Reinstatement........................................... 43

     SECTION 8.06.  Satisfaction and Discharge of Indenture................. 44

ARTICLE IX  AMENDMENTS...................................................... 45

     SECTION 9.01.  Without Consent of Holders.............................. 45

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     SECTION 9.02.  With Consent of Holders.................................. 46

     SECTION 9.03.  Compliance with Trust Indenture Act...................... 47

     SECTION 9.04.  Revocation and Effect of Consents and Waivers............ 47

     SECTION 9.05.  Notation on or Exchange of Junior Subordinated Notes..... 47

     SECTION 9.06.  Trustee To Sign Amendments............................... 47

     SECTION 9.07.  Payment for Consent...................................... 48

ARTICLE X  SUBORDINATION..................................................... 48

     SECTION 10.01.  Agreement To Subordinate................................ 48

     SECTION 10.02.  Liquidation, Dissolution, Bankruptcy.................... 48

     SECTION 10.03.  Default on Senior Debt.................................. 49

     SECTION 10.04.  Acceleration of Payment of Junior Subordinated Notes.... 49

     SECTION 10.05.  When Distribution Must Be Paid Over..................... 49

     SECTION 10.06.  Subrogation............................................. 50

     SECTION 10.07.  Relative Rights......................................... 50

     SECTION 10.08.  Subordination May Not Be Impaired by Company............ 50

     SECTION 10.09.  Rights of Trustee and Paying Agent...................... 50

     SECTION 10.10.  Distribution or Notice to Representative................ 51

ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE...... 51

     SECTION 10.12.  Trust Funds Not Subordinated............................ 51

     SECTION 10.13.  Trustee Entitled To Rely................................ 51

     SECTION 10.14.  Trustee To Effectuate Subordination..................... 52

     SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Debt........ 52

     SECTION 10.16.  Reliance by Holders of Senior Debt on Subordination
                     Provisions.............................................. 52

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
     SECTION 10.17.  Trustee's Compensation Not Prejudiced.................. 52

ARTICLE XI  SUBSIDIARY GUARANTEES........................................... 52

     SECTION 11.01.  Subsidiary Guarantees.................................. 52

     SECTION 11.02.  Limitation on Liability................................ 54

     SECTION 11.03.  Successors and Assigns................................. 54

     SECTION 11.04.  No Waiver.............................................. 54

     SECTION 11.05.  Modification........................................... 55

ARTICLE XII  SUBORDINATION OF THE SUBSIDIARY GUARANTEES..................... 55

     SECTION 12.01.  Agreement To Subordinate............................... 55

     SECTION 12.02.  Liquidation, Dissolution, Bankruptcy................... 55

     SECTION 12.03.  Default on Guarantor Senior Debt....................... 56

     SECTION 12.04.  Demand for Payment..................................... 56

     SECTION 12.05.  When Distribution Must Be Paid Over.................... 56

     SECTION 12.06.  Subrogation............................................ 57

     SECTION 12.07.  Relative Rights........................................ 57

     SECTION 12.08.  Subordination May Not Be Impaired by a Guarantor....... 57

     SECTION 12.09.  Rights of Trustee and Paying Agent..................... 57

     SECTION 12.10.  Distribution or Notice to Representative............... 58

     SECTION 12.11.  Article XII Not To Prevent Events of Default or Limit
          Right To Accelerate............................................... 58

     SECTION 12.12.  Trustee Entitled To Rely............................... 58

     SECTION 12.13.  Trustee To Effectuate Subordination.................... 58

     SECTION 12.14.  Trustee Not Fiduciary for Holders of Guarantor Senior
          Debt.............................................................. 59

SECTION 12.15.  Reliance by Holders of Guarantor Senior Debt on
          Subordination Provisions \f C \l.................................. 59

ARTICLE XIII  MISCELLANEOUS................................................. 59

     SECTION 13.01.  Trust Indenture Act Controls........................... 59

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

     SECTION 13.02.  Notices................................................ 59

     SECTION 13.03.  Communication by Holders with Other Holders............ 60

     SECTION 13.04.  Certificate and Opinion as to Conditions Precedent..... 60

     SECTION 13.05.  Statements Required in Certificate or Opinion.......... 60

     SECTION 13.06.  When Junior Subordinated Notes Disregarded............. 61

     SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar........... 61

     SECTION 13.08.  Legal Holidays......................................... 61

     SECTION 13.09.  GOVERNING LAW.......................................... 61

     SECTION 13.10.  No Recourse Against Others............................. 61

     SECTION 13.11.  Successors............................................. 62

     SECTION 13.12.  Multiple Originals..................................... 62

     SECTION 13.13.  Table of Contents; Headings............................ 62

     INDENTURE, dated as of September 30, 1998, among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), TOKHEIM CORPORATION, an Indiana corporation (the "Company"), Management Solutions, Inc., a Colorado corporation, Tokheim Equipment Corporation, a Delaware corporation, Tokheim RPS, LLC, a Delaware corporation, Sunbelt Hose & Petroleum Equipment, Inc., a Georgia corporation, Envirotronic Systems, Inc., an Indiana corporation, Gasboy International, Inc., a Pennsylvania corporation, Tokheim Automation Corporation, a Texas corporation, Tokheim Investment Corp., a Texas corporation,, as guarantors (collectively, the "Initial Guarantors"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 12% Junior Subordinated Notes due September 28, 2008 (the "Junior Subordinated Notes").

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

     SECTION 1.01.  Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

     "Acquisition" means the acquisition by the Company of the fuel dispenser, systems and services business of Schlumberger.

     "Additional Junior Subordinated Note" means any Junior Subordinated Note issued in lieu of cash payment of interest accrued on any outstanding Junior Subordinated Note (including on any Additional Junior Subordinated Note) pursuant hereto.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither Schlumberger nor any of its Affiliates shall be deemed to be an Affiliate of the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York or the City of Chicago, Illinois are authorized or required by law to close.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-l from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (ii) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act shall become the owner, directly or indirectly, beneficially or

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of record, of shares representing either more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or more than 40% of the aggregate issued and outstanding Common Stock of the Company; or (iii) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Consolidated Net Earnings" means, with respect to any Person, for any period, the aggregate net earnings (or loss) of such Person and its Subsidiaries for such period on a consolidated basis (before preferred stock dividend requirements), determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net earnings of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net earnings (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net earnings of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person,
(f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Earnings accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) all gains or losses from the cumulative effect of any change in accounting principles.

     "Credit Agreement" means the Credit Agreement among the Company, certain of its Subsidiaries, the lenders party thereto in their capacities as lenders thereunder and The First

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National Bank of Chicago, as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 4.03) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Custodian" means the custodian with respect to any Global Junior Subordinated Note (as appointed by the Depository), or any successor entity thereto as provided in Section 2.03.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depository" means, with respect to the Junior Subordinated Notes issuable or issued in whole or in part in global form, the person specified in Section
2.03 as the Depository with respect to the Junior Subordinated Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

     "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement or the ESOP Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "Designated Guarantor Senior Debt" means (i) Indebtedness of a Guarantor under or in respect of the Credit Agreement or the ESOP Credit Agreement and
(ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Guarantor Senior Debt" by the Guarantor.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Junior Subordinated Notes.

     "ESOP Credit Agreement" means that certain credit agreement among the Company, the Tokheim Employee Stock Ownership Plan, NBD Bank, NA., and certain other banks, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 4.03) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Escrow Agent" means Bankers Trust Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arms'-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "Global Junior Subordinated Note" means a Junior Subordinated Note that is in the form of Exhibit A hereto that includes the Global Junior Subordinated Notes Legend therein.

     "Global Junior Subordinated Notes Legend" means the legend set forth in the first paragraph of Exhibit A.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor Senior Debt" means, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any Indebtedness of the Guarantors, whether outstanding on the Issue Date or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Junior Subordinated Notes. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other monetary obligations of the Guarantors owing in respect of, (v) the Senior Notes issued on the Issue Date in the amount of $22.5 million (including any Refinacing thereof, the "Senior Notes"), (w) the Senior Subordinated Securities, (x) the Credit Agreement and the ESOP Credit Agreement, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) Currency Agreements, in each case whether outstanding on the Issue Date or thereafter Incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of a Guarantor to a Subsidiary of the Guarantor,
(ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Guarantor or any Subsidiary of the Guarantor (including amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts Incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Guarantors, (vi) Indebtedness Incurred in violation of the provisions of Section 4.03, (vii) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company, other than the Senior Notes.

     "Holder" or "Junior Subordinated Noteholder" means the Person in whose name a Junior Subordinated Note is registered on the Registrar's books.

     "Indebtedness" means with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness or other obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all indebtedness for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all indebtedness of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all indebtedness under Currency Agreements and Interest Swap Agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant any provision hereof, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. For the purposes of Section 4.04, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such
Investment: provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Earnings.

     "Issue Date" means the date of original issuance of the Junior Subordinated Notes.

     "Junior Subordinated Notes" means the Company's 12% Junior Subordinated Notes due September 30, 2008 issued pursuant to the Securities Purchase Agreement in partial payment of the Company's obligations under the Purchase Agreement.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Investments" means: (i) Investments by the Company or any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Subsidiary of the Company; (ii) Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement and to the same extent that the Junior Subordinated Notes are subordinated to Senior Debt, to the Company's obligations under the Junior Subordinated Notes and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the provisions of Section 4.06; (viii) Investments existing on the Issue Date; (ix) Investments in an African Subsidiary in an aggregate amount not to exceed $2.0 million for which the Company is committed on the Issue Date; and
(x) additional Investments in an aggregate amount not exceeding $5.0 million.

     "Person" means an individual, partnership, corporation, unincorporated organization. trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Agreement" means the Master Agreement for Purchase and Sale of Shares, Assets and Liabilities, dated as of June 19, 1998, between the Company and Schlumberger, as amended by the letter agreements dated July 21, 1998, July 31, 1998 and August 28, 1998 and by Amendment No. 1 thereto dated September 30, 1998.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness Incurred in accordance with the provisions of Section 4.03 (other than pursuant to clause (iv), (v), (vi), (vii), (viii), (ix), (xi) or (xvi) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium or penalty required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Junior Subordinated Notes, then such Refinancing Indebtedness shall be subordinate to the Junior Subordinated Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of September 30, 1998, among the Company, the Initial Guarantors and Schlumberger, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "Restricted Securities Legend" means the legend set forth in Exhibit A.

     "Roll-Over Notes" means any of the Company's Increasing Rate Senior Subordinated Notes due 2007 issued upon the Stated Maturity of the Senior Subordinated Notes pursuant to the provisions of the Securities Purchase Agreement and this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

     "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of September 30, 1998 between the Company and Schlumberger providing for the issuance by the Company of (i) the Senior Subordinated Securities, (ii) the Junior Subordinated Notes and (iii) the Warrants.

     "Senior Debt" means, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Junior Subordinated Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other monetary obligations of the Company owing in respect of, (v) the Senior Notes, (w) the Senior Subordinated Securities, (x) the Credit Agreement and the ESOP Credit Agreement, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) Currency Agreements, in each case whether outstanding on the Issue Date or thereafter Incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts Incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness Incurred in violation of the provisions of Section 4.03, (vii) Indebtedness which, when Incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company, other than the Senior Notes.

     "Senior Subordinated Securities" means the Company's Senior Subordinated Securities issued pursuant to the Securities Purchase Agreement in partial payment of the Company's obligations under the Purchase Agreement.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "Schlumberger" means Schlumberger Limited, a Netherlands Antilles corporation.

     "Stated Maturity" means, with respect to any installment of interest or principal on any Junior Subordinated Notes, the date on which such payment of interest or principal was scheduled to be paid pursuant hereto, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date scheduled for the payment thereof.

     "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Junior Subordinated Notes or the applicable Subsidiary Guarantee pursuant to written agreement.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantee" shall mean any Guarantee of the Junior Subordinated Notes by any Guarantor pursuant to Article XI.

     "Subsidiary Guarantors" means any Subsidiary of the Company which Guarantees the Junior Subordinated Notes pursuant to Article XI.

     "TIA" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture.

     "Traits" means accounts receivable sold without recourse.

     "Transfer Restricted Securities" means Junior Subordinated Notes that bear or are required to bear the Restricted Securities Legend.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Warrants" means the warrants to purchase shares of Common Stock of the Company issued pursuant to the Warrant Agreement and the Securities Purchase Agreement in partial payment of the purchase price under the Purchase Agreement.

     "Warrant Agreement" means the Warrant Agreement dated as of September 30, 1998 between the Company and Schlumberger.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying

(i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

     SECTION 1.02.  Other Definitions.

                     Term                         Defined in Section
     ----------------------------------  ------------------------------------
     "Affiliate Transaction"...........................4.07
     "Agent Members"...................................2.13(a)
     "Bankruptcy Law"..................................6.01
     "Blockage Period"................................10.03
     "Change of Control Offer".........................4.06(c)
     "Change of Control Payment Date"..................4.06(a)
     "Covenant Defeasance".............................8.01(c)
     "CUSIP"...........................................2.12
     "Default Notice".................................10.03
     "Event of Default"................................6.01
     "Guaranteed Obligations".........................11.01
     "Guarantor Blockage Period"......................12.03
     "Guarantor Default Notice".......................12.03
     "Incur"...........................................4.03
     "Indemnified Party"...............................7.07
     "Junior Subordinated Notes"...................Recitals
     "Legal Defeasance"................................8.01(b)
     "Legal Holiday"..................................13.08
     "Notice of Default"...............................6.01
     "outstanding".....................................8.01(b)
     "Paying Agent"....................................2.03
     "Reference Date"..................................4.04
     "Registrar".......................................2.03
     "Replacement Assets"..............................4.06(a)
     "Restricted Payments".............................4.04(a)
     "Securities Register".............................2.06
     "Surviving Entity"................................5.01
     "Trustee".........................................8.03

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Junior Subordinated Notes.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the Junior Subordinated Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

             (1) a term has the meaning assigned to it;

             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (3)  "or" is not exclusive;

             (4) "including" means including without limitation;

             (5) words in the singular include the plural and words in the plural include the singular; and

             (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                         THE JUNIOR SUBORDINATED NOTES
                         -----------------------------

     SECTION 2.01. Form and Dating; Issuance. (a) The Junior Subordinated Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. The Junior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage. Each Junior Subordinated Note shall be dated the date of its authentication. The terms of the Junior Subordinated Notes set forth in Exhibit A are part of the terms of this Indenture. The Junior Subordinated Notes shall be issuable only in registered form without coupons of $1,000 and integral multiples thereof, or, in the case of Additional Junior Subordinated Notes, $100 or any integral multiple thereof (or any lesser amount to the extent necessary).

     (b) The Junior Subordinated Notes are being issued by the Company pursuant to the Securities Purchase Agreement in partial satisfaction of its payment obligations under to the Purchase Agreement. Upon initial issuance, the Junior Subordinated Notes may be represented by certificates registered in the names of the Holders or by one or more Global Junior Subordinated Notes. The aggregate principal amount of any Global Junior Subordinated Note may from time to time be increased or decreased by adjustments made on the records of the Trustee as Custodian.

     (c) On the Issue Date, the Company will issue, and the Trustee will authenticate in accordance with Section 2.02, the Junior Subordinated Notes in an aggregate principal amount of $40,000,000.

     SECTION 2.02. Execution and Authentication. One or more Officers of the Company shall sign the Junior Subordinated Notes by manual or facsimile signature.

     If an Officer whose signature is on a Junior Subordinated Note no longer holds that office at the time the Trustee authenticates the Junior Subordinated Note, the Junior Subordinated Note shall be valid nevertheless.

     A Junior Subordinated Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Junior Subordinated Note. The signature shall be conclusive evidence that the Junior Subordinated Note has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two of its Officers Junior Subordinated Notes for original issue on the date hereof in an aggregate principal amount of $40,000,000. In the case of a written order of the Company relating to the issuance of Additional Junior Subordinated Notes, such written order shall also demonstrate the computation of the principal amount of Additional Junior Subordinated Notes issuable to each Holder. The aggregate principal amount of Junior Subordinated Notes at any time outstanding may not exceed the sum of (i) $40,000,000 plus (ii) the aggregate principal amount of Additional Junior Subordinated Notes issued by the Company pursuant to the terms hereof in respect of interest accrued on outstanding Junior Subordinated Notes (including outstanding Additional Junior Subordinated Notes).

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Junior Subordinated Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the

Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Junior Subordinated Notes whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Junior Subordinated Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Junior Subordinated Notes may be presented for payment (the "Paying Agent"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Junior Subordinated Notes.

     The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Junior Subordinated Notes, and the Trustee shall initially be the Junior Subordinated Notes Custodian with respect to the Global Junior Subordinated Notes.

     The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than three Business Days' prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

     SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Junior Subordinated Note, the Company shall deposit with the Paying Agent (or if the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Junior Subordinated Notes or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Junior Subordinated Notes and shall notify the Trustee in writing of any default by the Company in making any such payment within one Business Day thereof. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Any money deposited with any Paying Agent, or then held by the Company in trust for the payment of principal or interest on any Junior Subordinated Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company, shall be discharged from such trust; and the Holders of Junior Subordinated Notes shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease.

     SECTION 2.05. Junior Subordinated Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Junior Subordinated Notes. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Junior Subordinated Notes.

     SECTION 2.06. Registration of Transfer and Exchange. The Junior Subordinated Notes shall be issued in registered form only. The Company shall cause to be kept at the principal corporate trust office of the Trustee a register (the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Junior Subordinated Notes and the registration of transfer of Junior Subordinated Notes entitled to be registered or transferred as herein provided. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Junior Subordinated Notes at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any registration of transfer or exchange pursuant to this Section 2.06. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Junior Subordinated Notes selected for redemption (except, in the case of Junior Subordinated Notes to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of any Junior Subordinated Notes for a period of 15 days before a selection of Junior Subordinated Notes to be redeemed.

     Prior to the due presentation for registration of transfer of any Junior Subordinated Note, the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Junior Subordinated Note is registered as the absolute owner of such Junior Subordinated Note for the purpose of receiving payment of principal of and accrued and unpaid interest on such Junior Subordinated Note and for all other purposes whatsoever, whether or not such Junior Subordinated Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     Any Holder of a Global Junior Subordinated Note shall, by acceptance of such Global Junior Subordinated Note, agree that transfers of beneficial interests in such Global Junior Subordinated Note may be effected only through the Depository, in accordance with the provisions of this Indenture and such Depository's usual procedures.

     All Junior Subordinated Notes issued upon any registration of transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Junior Subordinated Notes surrendered upon such registration of transfer or exchange.

     SECTION 2.07. Replacement Junior Subordinated Notes. If a mutilated Junior Subordinated Note is surrendered to the Registrar or if the Holder of a Junior Subordinated Note claims that the Junior Subordinated Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Junior Subordinated Note if the Holder satisfies any reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Junior Subordinated Note. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Junior Subordinated Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Junior Subordinated Note, including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Junior Subordinated Note has become or is about to become due and payable, the Company in its discretion may pay such Junior Subordinated Note instead of issuing a new Junior Subordinated Note in replacement thereof.

     Every replacement Junior Subordinated Note is an additional obligation of the Company.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Junior Subordinated Notes.

     SECTION 2.08. Outstanding Junior Subordinated Notes. The Junior Subordinated Notes outstanding at any time are all Junior Subordinated Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Junior Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Junior Subordinated Note.

     If a Junior Subordinated Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Junior Subordinated Note is held by a protected purchaser (as defined in Article 8 of the Uniform Commercial Code).

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Junior Subordinated Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of Junior Subordinated Notes on that date pursuant to the terms of this Indenture, then on and after that date such Junior Subordinated Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09. Temporary Junior Subordinated Notes. Until definitive Junior Subordinated Notes and Global Junior Subordinated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Junior Subordinated Notes. Temporary Junior Subordinated Notes shall be substantially in the form of definitive Junior Subordinated Notes but may have variations that the Company considers appropriate for temporary Junior Subordinated Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Junior Subordinated Notes and deliver them in exchange for temporary Junior Subordinated Notes upon surrender of such temporary Junior Subordinated Notes at the office or agency of the Company, without charge to the Holder.

     SECTION 2.10. Cancellation. The Company at any time may deliver Junior Subordinated Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Junior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Junior Subordinated Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Junior Subordinated Notes to the Company pursuant to written direction by an Officer of the Company. The Company may not issue new Junior Subordinated Notes to replace Junior Subordinated Notes that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Junior Subordinated Notes in place of canceled Junior Subordinated Notes other than pursuant to the terms of this Indenture.

     SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Junior Subordinated Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders of Junior Subordinated Notes on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder of Junior Subordinated Notes a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Junior Subordinated Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

     SECTION 2.12. CUSIP Numbers. The Company in issuing the Junior Subordinated Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Junior Subordinated Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Junior Subordinated Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

     SECTION 2.13. Book-Entry Provisions for Global Junior Subordinated Notes. If the Junior Subordinated Notes are issued in the form of a Global Junior Subordinated Note, the following provisions shall apply:

     (a) Each Global Junior Subordinated Note initially shall (i) be registered in the name of the Depository for such Global Junior Subordinated Note or the nominee of such Depository and (ii) be delivered to the Trustee as the initial Custodian for such Depository. Beneficial interests in Global Junior Subordinated Notes may be held indirectly through members of or participants in ("Agent Members") the Depository).

     Agent Members shall have no rights under this Indenture with respect to any Global Junior Subordinated Note held on their behalf by the Depository, or the Trustee as Custodian, or under such Global Junior Subordinated Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Junior Subordinated Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Junior Subordinated Note.

     (b) Transfers of a Global Junior Subordinated Note shall be limited to transfers of such Global Junior Subordinated Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Junior Subordinated Note may be transferred in accordance with the rules and procedures of the Depository (and Agent Member, if applicable) and the provisions of Section 2.14. The Trustee shall register the transfer of Junior Subordinated Notes to all beneficial owners in exchange for their beneficial interests in a Global Junior Subordinated Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Junior Subordinated Note or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as Depository, and in each case a successor Depository is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Junior Subordinated Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to permit such transfers.

     SECTION 2.14. Special Transfer Provisions. Unless and until a Transfer Restricted Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

     (a) Upon the transfer, exchange or replacement of Junior Subordinated Notes not bearing the Restricted Securities Legend, the Registrar shall deliver Junior Subordinated Notes that do not bear the Restricted Securities Legend. Upon the transfer, exchange or replacement of Junior Subordinated Notes bearing the Restricted Securities Legend, the Registrar shall deliver only Junior Subordinated Notes that bear the Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (b) By its acceptance of any Junior Subordinated Note bearing the Restricted Securities Legend, each Holder of such a Junior Subordinated Note acknowledges that transfer of such Junior Subordinated Note may be restricted pursuant to the provisions of the Securities Act as set forth in the Restricted Securities Legend and agrees that it shall transfer such Junior Subordinated Note only in a transaction that is exempt from the registration requirements of the Securities Act.

                                  ARTICLE III

                                   REDEMPTION
                                   ----------

     SECTION 3.01. Notices to Trustee. If the Company elects to redeem Junior Subordinated Notes pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Junior Subordinated Notes to be redeemed and the paragraph of the Junior Subordinated Notes pursuant to which the redemption will occur.

     The Company shall give each notice to the Trustee provided for in this
Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Junior Subordinated Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     SECTION 3.02. Selection. If less than all of the Junior Subordinated Notes are to be redeemed at any time, selection of Junior Subordinated Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Junior Subordinated Notes are listed, or, if the Junior Subordinated Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Junior Subordinated Note of $1,000 or less shall be redeemed in part. If any Junior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to such Junior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Junior Subordinated Notes or portions of them called for redemption.

     SECTION 3.03. Notice. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Junior Subordinated Notes to be redeemed at its registered address. Notices of redemption may not be conditional. The Trustee shall notify the Company promptly of the Junior Subordinated Notes or portions of Junior Subordinated Notes to be redeemed.

     The notice shall identify the Junior Subordinated Notes to be redeemed and shall state:

             (1)  the redemption date;

             (2)  the redemption price;

             (3)  the name and address of the Paying Agent;

             (4) that Junior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

             (5) if fewer than all the outstanding Junior Subordinated Notes are to be redeemed, the certificate numbers and principal amounts of the particular Junior Subordinated Notes to be redeemed;

             (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Junior Subordinated Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

             (7) the paragraph of the Junior Subordinated Notes pursuant to which the Junior Subordinated Notes called for redemption are being redeemed;

             (8) the CUSIP number, if any, printed on the Junior Subordinated Notes being redeemed; and

             (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Junior Subordinated Notes.

     At the Company's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Junior Subordinated Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such

Junior Subordinated Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Junior Subordinated Notes registered on the relevant record date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Junior Subordinated Notes to be redeemed on the redemption date other than Junior Subordinated Notes or portions of Junior Subordinated Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.06. Junior Subordinated Notes Redeemed in Part. Upon surrender of a Junior Subordinated Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Junior Subordinated Note equal in principal amount to the unredeemed portion of the Junior Subordinated Note surrendered.

     SECTION 3.07. Optional Redemption. The Junior Subordinated Notes may be redeemed at any time, in whole or in part, at the option of the Company at a redemption price equal to the unpaid principal amount thereof plus accrued interest thereon to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

                                   ARTICLE IV

                                   COVENANTS
                                   ---------

     SECTION 4.01. Payment of Junior Subordinated Notes. The Company shall promptly pay the principal of and interest on the Junior Subordinated Notes on the dates and in the manner provided in the Junior Subordinated Notes and in this Indenture (including the payment of interest on the Junior Subordinated Notes by the delivery of Additional Junior Subordinated Notes as contemplated herein and in the Junior Subordinated Notes). Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (but only if other than the Company) holds by 10:00 a.m., New York City time, in accordance with this Indenture available funds (or Additional Junior Subordinated Notes in the case of interest) sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders of Junior Subordinated Notes on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Junior Subordinated Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02.  Reports.  The Company will deliver to the Trustee, within
15 day after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA (S) 3 14(a).

     SECTION 4.03. Restricted Payments. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than any warrant issued by the Company in connection with the Acquisition), (c) make any Investment other than Permitted Investments) or
(d) repurchase or redeem any Indebtedness junior in right of payment to the Junior Subordinated Notes, or make any cash payments of interest thereon (other than refinancing such junior Indebtedness with debt instruments having similar payment-in-kind and subordination features) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than cash, being the Fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Earnings (or, if cumulative Consolidated Net Earnings shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date"), treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company plus (y) 100% of the net cash proceeds from the sale of Investments by the Company (other than Permitted Investments) provided that such Investment was made after the Issue Date; plus (z) without duplication of any amounts included in clause (ii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (ii)(x) and (z), any net cash proceeds from a sale of Capital Stock of the Company to the extent utilized as provided in clause (2)(ii) of the next succeeding paragraph).

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do no prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if such dividend would have been permitted on the date of declaration; or (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net cash proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; or (3) dividends on, and redemptions of, the shares of the Company's preferred stock held by the trust of the Company's retirement savings plan in accordance with the terms thereof on the date of this Indenture; or (4) payments to redeem or repurchase stock or similar rights from management of the Company in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees upon the termination of employment, death or disability of any such person; provided that such redemptions or repurchases shall not exceed $1.0 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (ii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) and (4) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     SECTION 4.04. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay or guarantee any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company, provided that the terms of the Credit Agreement may restrict loans or advances from the Company and those of its Subsidiaries that are borrowers under the Credit Agreement to any of the Company's Subsidiaries that are not borrowers under the Credit Agreement or Guarantees by the Company or Subsidiaries of the Company that are borrowers under the Credit Agreement of any Indebtedness or other obligation owed by any of the Company's Subsidiaries that are not borrowers under the Credit Agreement; or (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) the Credit Agreement or the ESOP Credit Agreement; or (7) an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

     SECTION 4.05.  Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 4.05(b) and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves aggregate payments or other property with a fair market value of more than $5.0 million, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in Section 4.05(a) shall not apply to (i) reasonable fees and compensation paid to. and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) Restricted Payments permitted by the Indenture; (iv) transactions permitted by, and complying with, the provisions of Article V; (v) transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (vi) any management agreement as in effect as of the Issue Date or any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date and any similar agreements entered into after the Issue Date; and (vii) intercompany loans from the Company to any of its Subsidiaries; provided such loans are otherwise in compliance with the terms of the Indenture.

     SECTION 4.06.  Change of Control.

     (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Junior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

     (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company will (i) repay in full all Indebtedness and terminate all commitments under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Junior Subordinated Notes as provided below.

     (c) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company will send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Junior Subordinated Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1)  that the Change of Control Offer is being made pursuant to this
               Section 4.08 and that all Junior Subordinated Notes tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided that the Change of Control Payment Date for the Junior Subordinated Notes shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

          (3) that any Junior Subordinated Notes not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Junior Subordinated Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Junior Subordinated Note purchased pursuant to a Change of Control Offer will be required to surrender the Junior Subordinated Note, with the form entitled "Option of Holder to

               Elect Purchase" on the reverse of the Junior Subordinated Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Junior Subordinated Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Junior Subordinated Notes purchased;

          (7) that Holders whose Junior Subordinated Notes are purchased only in part will be issued new Junior Subordinated Notes in a principal amount equal to the unpurchased portion of the Junior Subordinated Notes surrendered; provided that each Junior Subordinated Note purchased and each new Junior Subordinated Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control.

     On or before the Change of Control Payment Date, the Company shall (i) accept for payment Junior Subordinated Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Junior Subordinated Notes so tendered and (iii) deliver to the Trustee Junior Subordinated Notes so accepted together with an Officers' Certificate stating the Junior Subordinated Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Junior Subordinated Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Junior Subordinated Notes equal in principal amount to any unpurchased portion of the Junior Subordinated Notes surrendered. Any Junior Subordinated Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.08, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Junior Subordinated Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

     (d) Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.06 relating to a Holder's right to redemption upon a Change of Control. The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Junior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.06 by virtue thereof.

     SECTION 4.07. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do have such knowledge, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with
Section 314(a)(4) of the TIA.

     SECTION 4.08. Additional Subsidiary Guarantees. All current and future Subsidiaries of the Company that Guarantee Indebtedness under the Credit Agreement will be Subsidiary Guarantors in accordance with the terms of this Indenture. Any future Subsidiary that Guarantees Indebtedness under the Credit Agreement shall become a Subsidiary Guarantor and shall execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E pursuant to which such Subsidiary shall Guarantee payment of the Junior Subordinated Notes pursuant to Article XI.

                                   ARTICLE V

                               SUCCESSOR COMPANY
                               -----------------

     SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets of the Company.

     (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and
(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Junior Subordinated Notes and the performance of every covenant of the Junior Subordinated Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     (b) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the provisions of Section 5.01(a), in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Junior Subordinated Notes with the same effect as if such surviving entity had been named as such.

     SECTION 5.02. Merger, Consolidation or Sale of All or Substantially All Assets of a Guarantor. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) unless:

             (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Junior Subordinated Notes and this Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

             (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

             (iii) the Guarantor or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Guarantor's or such other Person's Consolidated Net Worth, as the case may be, immediately prior to such transaction.

     Notwithstanding the foregoing clauses (ii) and (iii) above, (a) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Subsidiary Guarantor and (b) any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

                                  ARTICLE VI

                             DEFAULTS AND REMEDIES
                             ---------------------

     SECTION 6.01.  Events of Default and Remedies.

     The following events are "Events of Default":

             (a) the failure to pay interest on any Junior Subordinated Notes when the same becomes due and payable and such default continues for a period of 30 days (whether or not such payment shall be prohibited by the provisions of Article X);

             (b) the failure to pay the principal on any Junior Subordinated Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Junior Subordinated Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer), whether or not such payment shall be prohibited by the provisions of Article X;

             (c) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of least 25% of the outstanding principal amount of the Junior Subordinated Notes (except in the case of a default with respect to the provisions of Article V, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

             (d) there shall be a default under any Indebtedness of the Company or any Subsidiary, whether such Indebtedness now exists or shall hereinafter be created, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity or
     (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $10.0 million or more at any one time outstanding;

             (e) one or more judgments in an aggregate amount in excess of $5.0 million (which are not covered by third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

             (f) the Company or any Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case;

     (C) consents to the appointment of a custodian of it or for any substantial part of its property; (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or

             (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Subsidiary that is a Significant Subsidiary in an involuntary case; (B) appoints a custodian of the Company or any Subsidiary that is a Significant Subsidiary or for any substantial part of its property; or (C) orders the winding up or liquidation of the Company or any Subsidiary that is a Significant Subsidiary; or (D) any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days.

     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. For purposes of this
Section 6.01, the term "custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Junior Subordinated Notes may declare the principal of and accrued interest on all the Junior Subordinated Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement or the ESOP Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or the ESOP Credit Agreement or five business days after receipt by the Company and the Representative under the Credit Agreement or the ESOP Credit Agreement of such Acceleration Notice. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all of the outstanding Junior Subordinated Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration with respect to the Junior Subordinated Notes as described in the preceding paragraph, the Holders of a majority in principal amount of Junior Subordinated Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in
Section 6.01(f) or (g), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Junior Subordinated Notes or to enforce the performance of any provision of the Junior Subordinated Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Junior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Junior Subordinated Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Junior Subordinated Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Junior Subordinated Notes waive any existing Default or Event of Default and its consequences except (i) a continuing Default or Event of Default in the payment of interest on, or the principal of, the Junior Subordinated Notes or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Junior Subordinated Noteholder affected. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

     SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of Junior Subordinated Notes, it being understood that subject to Section 7.01 the Trustee shall have no duty or obligation to determine whether or not such actions or forbearances are unduly prejudicial to such Holders, or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, a Holder of Junior Subordinated Notes may not pursue any remedy with respect to this Indenture or the Junior Subordinated Notes unless:

             (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

             (2) the Holders of at least 25% in aggregate principal amount of the Junior Subordinated Notes make a written request to the Trustee to pursue the remedy;

             (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

             (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

             (5) the Holders of a majority in aggregate principal amount of the Junior Subordinated Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on such Holder's Junior Subordinated Notes, on or after the respective due dates expressed in the Junior Subordinated Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST:   to the Trustee for amounts due under Section 7.07;

          SECOND:  to the holders of Senior Debt to the extent required by
     Article X;

          THIRD:   to Holders for amounts due and unpaid on the Junior
     Subordinated Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Junior Subordinated Notes for principal and interest, respectively; and

          FOURTH:  to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Junior Subordinated Notes.

     SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VII

                                  THE TRUSTEE
                                  -----------

     SECTION 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)  this Section 7.01(c) does not limit the effect of Section
     7.01(b);

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section 7.01.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

     SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Junior Subordinated Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

     (f) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

     (g) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Junior Subordinated Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Junior Subordinated Notes and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the issuance of the Junior Subordinated Notes or in the Junior Subordinated Notes other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder of Junior Subordinated

Notes at the expense of the Company notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Junior Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Holders of the Junior Subordinated Notes. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a) and (b) if the Trustee is acting as the Paying Agent, unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 13.02, from the Company or a Holder that such Default or Event of Default has occurred.

     SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending December 31 and shall be transmitted by the next succeeding March 1.

     A copy of each report at the time of its mailing to Holders of Junior Subordinated Notes shall be filed with the SEC and each stock exchange (if any) on which the Junior Subordinated Notes are listed. The Company agrees to notify promptly the Trustee whenever the Junior Subordinated Notes become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Company for the Trustee's services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor, jointly but not severally, shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an "Indemnified Party") for and hold each Indemnified Party harmless against any and all loss, liability or expense (including reasonable attorneys' fees) Incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Junior Subordinated Notes and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Company (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other person). The Trustee and its officers, directors, shareholders, agents and employees in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Company's expense in the defense. Such Indemnified Parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such Indemnified Parties' defense and, in such Indemnified Parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an Indemnified Party through such party's own willful misconduct, negligence or bad faith. The Company need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

     To secure the Company's payment obligations in this Section 7.07 and all other obligations to the Trustee pursuant to this Indenture, including all fees, expenses and rights to indemnification, the Trustee shall have a lien on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Junior Subordinated Notes. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The Trustee's right to receive payment of any amounts due under this Indenture shall not be subordinated to any other indebtedness of the Company and the Junior Subordinated Notes shall be subordinate to the Trustee's rights to receive such payment.

     The Company's payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Junior Subordinated Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Junior Subordinated Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the

Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Junior Subordinated Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Junior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder of Junior Subordinated Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such Person shall be qualified and eligible under this Article VII.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Junior Subordinated Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Junior Subordinated Notes so authenticated; and in case at that time any of the Junior Subordinated Notes shall not have been authenticated, any successor to the Trustee may authenticate such Junior Subordinated Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Junior Subordinated Notes or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance
                       ----------------------------------

     SECTION 8.01.  Legal Defeasance and Covenant Defeasance.

     (a) The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) be applied to all outstanding Junior Subordinated Notes upon compliance with the conditions set forth below in this
Article VIII.

     (b) Upon the Company's exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from their obligations with respect to all outstanding Junior Subordinated Notes and any Subsidiary Guarantee on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Junior Subordinated Notes and any Subsidiary Guarantee, which Junior Subordinated Notes and Subsidiary Guarantees shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.03 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Junior Subordinated Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Junior Subordinated Notes to receive, solely from the trust fund described in Section 8.02, payments in respect of the principal of and interest on such Junior Subordinated Notes when such payments are due, (ii) the Company's obligations with respect to the Junior Subordinated Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 7.07 and 7.08, which shall survive until the Junior Subordinated Notes have been paid in full (thereafter, the Company's obligations in Section 7.07 shall survive), and (iii) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.01(b) notwithstanding the prior exercise of its option under
Section 8.01(c).

     (c) Upon the Company's exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06,
4.07 and 4.08 and Article V with respect to the outstanding Junior Subordinated Notes on and after the date the conditions set forth below are satisfied ("Covenant Defeasance"), and the Junior Subordinated Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all the other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Junior Subordinated Notes shall be unaffected thereby.

     SECTION 8.02. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.01(b) or 8.01(c) to the outstanding Junior Subordinated Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Junior Subordinated Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;
(ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the

Covenant Defeasance have been complied with, except that the Opinion of Counsel shall speak only to clauses (ii), (iii) and (v) of this Section 8.02.

     SECTION 8.03. Deposited Money and Government Junior Subordinated Notes to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.04, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.03, the "Trustee") pursuant to Section 8.02 in respect of the outstanding Junior Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Junior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Junior Subordinated Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in
Section 8.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 8.04. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Junior Subordinated Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Junior Subordinated Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company, cause to be published once, in The New York Times (national edition) and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 8.05. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Junior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if the Company or any Guarantor makes any payment of principal of or interest on any Junior Subordinated Note following the reinstatement of its obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Junior Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.

     SECTION 8.06. Satisfaction and Discharge of Indenture. Upon the request of the Company, this Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Junior Subordinated Notes, as expressly provided for herein or pursuant hereto), the Company and the Guarantors will be discharged from their obligations under the Junior Subordinated Notes and the Subsidiary Guarantees, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when:

     (a) either (i) all the Junior Subordinated Notes theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Junior Subordinated Notes that have been replaced or paid and Junior Subordinated Notes that have been subject to defeasance under this Article VIII) have been delivered to the Trustee for cancellation or (ii) all Junior Subordinated Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A),
(B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge, without the need to reinvest any proceeds thereof, the entire Indebtedness on such Junior Subordinated Notes not theretofore delivered to the Trustee for cancellation, for principal and interest on the Junior Subordinated Notes to the date of such deposit (in the case of Junior Subordinated Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

     (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 8.06, the obligations of the Trustee under Section 8.06 and Section 2.04 shall survive.

                                   ARTICLE IX

                                   Amendments
                                   ----------

     SECTION 9.01. Without Consent of Holders. From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend this Indenture or the Junior Subordinated Notes for the following purposes, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. As to such matters, the Trustee shall be entitled to rely, and shall be protected in relying, upon an Opinion of Counsel:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Junior Subordinated Notes in addition to or in place of certificated Junior Subordinated Notes (provided that the uncertificated Junior Subordinated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Junior Subordinated Notes are described in Section 163(f)(2)(B) of the Code);

          (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Junior Subordinated Notes in the case of a merger, consolidation or sale of assets;

          (4) to release any Subsidiary Guarantee in accordance with the provisions of this Indenture;

          (5)  to provide for additional Guarantors;

          (6) to make any change that would provide any additional rights or benefits to the Holders of Junior Subordinated Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

          (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders of Junior Subordinated Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Junior Subordinated Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

     SECTION 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture or the Junior Subordinated Notes with the written consent of the Holders of at least a majority in principal amount of the Junior Subordinated Notes. However, without the consent of each affected Holder of a Junior Subordinated Note, an amendment may not:

          (i) reduce the principal amount of Junior Subordinated Notes whose Holders must consent to an amendment;

          (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Junior Subordinated Notes;

          (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Junior Subordinated Notes, or change the date on which any Junior Subordinated Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

          (iv) make any Junior Subordinated Notes payable in money other than that stated in the Junior Subordinated Notes;

          (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder's Junior Subordinated Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Junior Subordinated Notes to waive Defaults or Events of Default;

          (vi) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Junior Subordinated Notes in a manner which adversely affects the Holders; or

          (viii) make any change to the Subsidiary Guarantees in any manner that adversely affects the rights of the Holders.

     In addition, without the consent of Holders of not less than 66% in aggregate principal amount of Junior Subordinated Notes then outstanding, no such amendment, supplement or waiver may amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     No amendment under this Section 9.02 may make any change that adversely affects the rights under Article X of any holder of Senior Debt then outstanding unless the holders of such

Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders of Junior Subordinated Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Junior Subordinated Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Junior Subordinated Notes shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Junior Subordinated Note shall bind the Holder and every subsequent Holder of that Junior Subordinated Note or portion of the Junior Subordinated Note that evidences the same debt as the consenting Holder's Junior Subordinated Note, even if notation of the consent or waiver is not made on the Junior Subordinated Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Junior Subordinated Note or portion of the Junior Subordinated Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Junior Subordinated Noteholder. Except if otherwise specified in such amendment or waiver, an amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Junior Subordinated Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

     SECTION 9.05. Notation on or Exchange of Junior Subordinated Notes. If an amendment changes the terms of a Junior Subordinated Note, the Trustee may require the Holder of the Junior Subordinated Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Junior Subordinated Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Junior Subordinated Note shall issue and the Trustee shall authenticate a new Junior Subordinated Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Junior Subordinated Note shall not affect the validity of such amendment.

     SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

     SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Junior Subordinated Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE X

                                 Subordination
                                 -------------

     SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Junior Subordinated Noteholder by accepting a Junior Subordinated Note agrees, that the Indebtedness evidenced by the Junior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt, whether outstanding on the Issue Date or thereafter Incurred, and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. All provisions of this Article X shall be subject to Section 10.12.

     SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, by the Company or any of its Subsidiaries before any payment or distribution of any kind or character is made on account of any Obligations on the Junior Subordinated Notes, or for the acquisition by the Company or any of its Subsidiaries of any of the Junior Subordinated Notes for cash or property. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character (other than payments by a trust previously established pursuant to the provisions of Article VIII) shall be made by the Company or any of its Subsidiaries with respect to any Obligations on the Junior Subordinated Notes or to acquire any of the Junior Subordinated Notes for cash or property.

     SECTION 10.03. Default on Senior Debt. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any of its Subsidiaries shall (x) make any payment of any kind or character (other than payments by a trust previously established pursuant to the provisions of Article VIII) with respect to any Obligations on the Junior Subordinated Notes or (y) acquire any of the Junior Subordinated Notes for cash or property. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of the commencement of the Blockage Period, and only one such Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     SECTION 10.04. Acceleration of Payment of Junior Subordinated Notes. If payment of the Junior Subordinated Notes is accelerated because of an Event of Default, the Company shall promptly notify the Representative of the lenders under the Credit Agreement of the acceleration. If any Indebtedness under the Credit Agreement is outstanding, the Company may not make any payment on account of such accelerated Junior Subordinated Notes until five Business Days after such holders of such Indebtedness receive notice of such acceleration and, thereafter, may pay the Junior Subordinated Notes only if this Article X otherwise permits payment at that time.

     SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Holders of Junior Subordinated Notes that because of this Article X should not have been made to them, the Holders who receive such distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

     SECTION 10.06. Subrogation. After all Senior Debt of the Company is paid in full and until the Junior Subordinated Notes are paid in full, Holders of Junior Subordinated Notes shall be subrogated to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company. A distribution made under this Article X to holders of Senior Debt of the Company which otherwise would have been made to Holders of Junior Subordinated Notes is not, as between the Company and Holders of Junior Subordinated Notes, a payment by the Company on Senior Debt of the Company.

     SECTION 10.07. Relative Rights. This Article X defines the relative rights of Holders of Junior Subordinated Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and the Holders of Junior Subordinated Notes the obligations of the Company, which is absolute and unconditional, to pay principal of and interest on the Junior Subordinated Notes in accordance with their terms; or

          (2) prevent the Trustee or any Holder of Junior Subordinated Notes from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Holders of Junior Subordinated Notes.

     SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Junior Subordinated Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

     SECTION 10.09.  Rights of Trustee and Paying Agent.  Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Junior Subordinated Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of the Company may give the notice; provided, however, that, if an issue of Senior Debt of the Company has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of the Company (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt of the Company or Representative thereof.

     The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of Senior Debt of the Company; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

     SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Junior Subordinated Notes by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Holders of Junior Subordinated Notes or the Trustee to accelerate the maturity of the Junior Subordinated Notes.

     SECTION 10.12. Trust Funds Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Junior Subordinated Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article X, and no Holder of the Junior Subordinated Notes shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

     SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders of Junior Subordinated Notes shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of Junior Subordinated Notes or (iii) upon the Representative for the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

     SECTION 10.14. Trustee To Effectuate Subordination. Each Holder of a Junior Subordinated Note by accepting such Junior Subordinated Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Debt. With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X. The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Junior Subordinated Notes or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article X or otherwise.

     SECTION 10.16. Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder by accepting a Junior Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Junior Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

     SECTION 10.17.  Trustee's Compensation Not Prejudiced.  Nothing in this
Article X shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.


                                   ARTICLE XI

                             SUBSIDIARY GUARANTEES
                             ---------------------

     SECTION 11.01. Subsidiary Guarantees. Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Junior Subordinated Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Junior Subordinated Notes and (b) the full and punctual performance of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Junior Subordinated Notes (all of the foregoing being collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

     Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Junior Subordinated Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Junior Subordinated Notes or any other agreement or otherwise; (b) any extension or renewal of any Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Junior Subordinated Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

     Each Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Junior Subordinated Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

     Each Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest, premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

     Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section.

     SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed (after giving effect to all its Guarantees of Indebtedness under the Credit Agreement) without rendering this Indenture, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SECTION 11.03. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Junior Subordinated Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

     SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.


                                  ARTICLE XII

                  SUBORDINATION OF THE SUBSIDIARY GUARANTEES
                  ------------------------------------------

     SECTION 12.01. Agreement To Subordinate. The Guarantor agrees, and each Junior Subordinated Noteholder by accepting a Junior Subordinated Note agrees, that such Guarantor's obligations under its Subsidiary Guarantee are subordinated in right in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash

Equivalents of all Obligations on Guarantor Senior Debt, whether outstanding on the Issue Date or thereafter Incurred, and that the subordination is for the benefit of and enforceable by the holders of Guarantor Senior Debt. All provisions of this Article XII shall be subject to Section 10.12.

     SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Guarantor or its property, whether voluntary or involuntary, all Obligations due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, by the Company or any of its Subsidiaries before any payment or distribution of any kind or character is made on account of any Guaranteed Obligations by such Guarantor, or for the acquisition by such Guarantor of any of the Junior Subordinated Notes for cash or property. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt, no payment of any kind or character (other than payments by a trust previously established pursuant to the provisions of Article VIII) shall be made by such Guarantor with respect to any Guaranteed Obligations or to acquire any of the Junior Subordinated Notes for cash or property.

     SECTION 12.03. Default on Guarantor Senior Debt. In addition, if any other event of default occurs and is continuing with respect to any Designated Guarantor Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Guarantor Senior Debt, permitting the holders of such Designated Guarantor Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Guarantor Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Guarantor Blockage Period (as defined below), during the 180 days after the delivery of such Guarantor Default Notice (the "Guarantor Blockage Period"), such Guarantor shall not (x) make any payment of any kind or character (other than payments by a trust previously established pursuant to the provisions of Article VIII) with respect to any Guaranteed Obligations or (y) acquire any of the Junior Subordinated Notes for cash or property. Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 180 days from the date of the commencement of the Guarantor Blockage Period, and only one such Guarantor Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Designated Senior Debt of such Guarantor shall be, or be made, the basis for commencement of a second Guarantor Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     SECTION 12.04. Demand for Payment. If payment of the Junior Subordinated Notes is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article XI, the Trustee shall promptly notify the Company, and the Company shall promptly (and in no event more than five Business Days after receipt of such notice) notify the Representative of the lenders under the Credit Agreement of the acceleration. If any Indebtedness under the Credit Agreement is outstanding, such Guarantor may not pay its Guaranteed Obligations under its Subsidiary Guarantee until five Business Days after the holders of such Indebtedness receive notice of such demand and, thereafter, may pay its Guaranteed Obligations under its Subsidiary Guarantee only if this Article XII otherwise permits payment at that time.

     SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to holders of Junior Subordinated Notes that because of this Article XII should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Guarantor Senior Debt of the relevant Guarantor and pay it over to them as their interests may appear.

     SECTION 12.06. Subrogation. After all Guarantor Senior Debt of a Guarantor is paid in full and until the Holders of Junior Subordinated Notes are paid in full, Holders of Junior Subordinated Notes shall be subrogated to the rights of holders of Guarantor Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor. A distribution made under this Article XII to holders of Guarantor Senior Debt of such Guarantor which otherwise would have been made to Holders is not, as between such Guarantor and Holders of Junior Subordinated Notes, a payment by such Guarantor on Guarantor Senior Debt of such Guarantor.

     SECTION 12.07. Relative Rights. This Article XII defines the relative rights of Holders of Junior Subordinated Notes and holders of Guarantor Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between a Guarantor and Holders of Junior Subordinated Notes, the obligation of a Guarantor which is absolute and unconditional, to pay its Obligations under its Subsidiary Guarantee to the extent set forth in Article XI; or

          (2) prevent the Trustee or any Holder of Junior Subordinated Notes from exercising its available remedies upon a default by a Guarantor under its Obligations under its Subsidiary Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Holders of Junior Subordinated Notes.

     SECTION 12.08. Subordination May Not Be Impaired by a Guarantor. No right of any holder of Senior Debt of a Guarantor to enforce the subordination of the Obligations under the

Subsidiary Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

     SECTION 12.09.  Rights of Trustee and Paying Agent.  Notwithstanding
Section 12.03, the Trustee or Paying Agent may continue to make payments on the Junior Subordinated Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article XII. A Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of a Guarantor may give the notice; provided, however, that, if an issue of Guarantor Senior Debt has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Debt (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt or Representative thereof.

     The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article XII with respect to any Guarantor Senior Debt which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Debt, the distribution may be made and the notice given to their Representative (if any).

     SECTION 12.11. Article XII Not To Prevent Events of Default or Limit Right To Accelerate. The failure of a Guarantor to make a payment on any of its Obligations under its Subsidiary Guarantee by reason of any provision in this
Article XII shall not be construed as preventing the occurrence of a default by such Guarantor under its Subsidiary Guarantee. Nothing in this Article XII shall have any effect on the right of the Holders of Junior Subordinated Notes or the Trustee to make a demand for payment on a Guarantor pursuant to Article XII.

     SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders of Junior Subordinated Notes shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of Junior Subordinated Notes or (iii) upon the Representatives for the holders of Guarantor Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of a Guarantor and other Indebtedness of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XI.

     SECTION 12.13. Trustee To Effectuate Subordination. Each Holder of Junior Subordinated Notes by accepting a Junior Subordinated Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Junior Subordinated Notes and the holders of Guarantor Senior Debt of each of the Guarantors as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 12.14.  Trustee Not Fiduciary for Holders of Guarantor Senior
Debt. The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Junior Subordinated Notes or the relevant Guarantor or any other Person, money or assets to which any holders of Guarantor Senior Debt of such Guarantor shall be entitled by virtue of this Article XII or otherwise.

     SECTION 12.15. Reliance by Holders of Guarantor Senior Debt on Subordination Provisions. Each holder of a Junior Subordinated Note by accepting such Junior Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Debt, whether such Guarantor Senior Debt was created or acquired before or after the issuance of the Junior Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Debt and such holder of Guarantor Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Debt.


                                  ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company:

          Tokheim Corporation
          1600 Wabash Avenue
          Fort Wayne, IN  46801-0360
          Attention of:  Douglas K. Pinner

          if to the Trustee:

          Harris Trust and Savings Bank
          311 W. Monroe Street
          Chicago, Illinois  60606
          Attention:  Indenture Trustee

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder of Junior Subordinated Notes shall be made in compliance with Section 313(c) of the TIA and mailed to such Holder at such Holder's address as it appears on the Security Register and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder of Junior Subordinated Notes or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.03. Communication by Holders with Other Holders. Holders of Junior Subordinated Notes may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Junior Subordinated Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

     SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     To the extent applicable, the Company shall comply with the provisions of TIA (S) 314(c)(3).

     SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 13.06. When Junior Subordinated Notes Disregarded. In determining whether the Holders of the required principal amount of Junior Subordinated Notes have concurred in any direction, waiver or consent, Junior Subordinated Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Junior Subordinated Notes which the Trustee actually knows are so owned shall be so disregarded.

     SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders of Junior Subordinated Notes. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE SENIOR SUBORDINATED SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN


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

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 13.10. No Recourse Against Others. A director, officer, incorporator, employee, stockholder or Affiliate as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Junior Subordinated Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Junior Subordinated Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Junior Subordinated Notes.

     SECTION 13.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Junior Subordinated Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


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

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                      TOKHEIM CORPORATION

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:



                                      MANAGEMENT SOLUTIONS, INC.

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:



                                      TOKHEIM EQUIPMENT CORPORATION

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:



                                      TOKHEIM RPS, LLC

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:



                                      ENVIRONTRONIC SYSTEMS, INC.

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:

                                      SUNBELT HOSE & PETROLEUM EQUIPMENT INC.,

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:



                                      GASBOY INTERNATIONAL, INC.

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:



                                      TOKHEIM AUTOMATION CORPORATION

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:



                                      TOKHEIM INVESTMENT CORP.

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:



                                      HARRIS TRUST AND SAVINGS BANK, as Trustee,

                                      By:
                                          -------------------------------
                                          Name:
                                          Title:


                                      62